Exhibit 99.1

Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Announces New Board Member

For Immediate Release

September 18, 2007

[CHARLOTTE, N.C.] --- Polymer Group, Inc. (OTC Bulletin Board: POLGA; POLGB) announced today that Wade D. Nesmith has been appointed to the board of directors of Polymer Group, Inc. and will serve on the audit committee.  Mr. Nesmith replaces Mark Patterson who resigned his position as a board member due to the time requirements of other responsibilities and to allow for the addition of another independent director to the company’s board of directors.

Mr. Nesmith is currently associate counsel with Lang Michener LLP, where he specializes in corporate governance and regulatory matters.  In addition, he serves as a director of several public companies including Geovic Mining Corp., Silver Wheaton Corp., Selwyn Resources, Ltd. and Parran Capital, Inc.  From December 2003 to March 2005, Mr. Nesmith was a director of Oxford Automotive, Inc., a U.S. based tier-one auto parts manufacturer.  Prior to re-joining Lang Michener in 2004 (where he had earlier been a partner), Mr. Nesmith was vice president, strategic development and president, Westport Europe, with Westport Innovations, Inc., a high performance, low emissions engines and fuel systems company.  Mr. Nesmith is the former superintendent of brokers for the Province of British Columbia and obtained his law degree from Osgood Hall Law School in 1977.

“We are pleased that Wade Nesmith is joining our board of directors,” stated William B. Hewitt, PGI chairman of the board of directors.  “His broad business expertise and experience on public company boards will be an asset to our organization.”

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 19 manufacturing and converting facilities throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; domestic and foreign competition; reliance on major customers and suppliers; achievement of objectives for strategic acquisitions and dispositions; and risks related to operations in foreign jurisdictions.  Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:

Dennis Norman

Vice President — Strategic Planning & Communication

(704) 697-5186

normand@pginw.com